AMENDMENT NO. 1 TO EXCLUSIVE LICENSE AGREEMENT

This Amendment No. 1 to Exclusive License Agreement (“Amendment No. 1”), dated the __th day of November, 2021, is made by and between BUILD IP LLC, a Nevada limited liability company (“Licensor”), and BOXABL INC., a Nevada corporation (“Licensee”).  Licensor and Licensee may be referred to herein collectively as the “Parties”.

WHEREAS, the Parties have entered into an Exclusive License Agreement effective as of the 16th day of June, 2020 (“Exclusive License Agreement”); and

WHEREAS, the Parties now desire to amend the Exclusive License Agreement as set forth below.

NOW, THEREFORE, for good and valuable consideration, and intending to be legally bound hereby, the Parties covenant and agree as follows:

1.All capitalized terms in this Amendment No. 1 not expressly defined herein shall have the meaning set forth in the Exclusive License Agreement.

2.Amend Section 1.3 of the Exclusive License Agreement to read as follows:

“1.3  “Exclusively Licensed IP” means the Licensed Patents, the Licensed Factory Know-How, the Licensed Structure Know-How and the Licensed Trademarks.”

3.Amend Section 1.4 of the Exclusive License Agreement to read as follows:

“1.4  “Licensed IP” means the Exclusively Licensed IP and the Licensed Transport Know-How.”

4.Amend Section 1.7 of the Exclusive License Agreement to read as follows:

“1.7  “Licensed Patents” means the Factory Patents, the Structure Patents and the Transport Patents.”

5.Amend Subsection 1.12(i) of the Exclusive License Agreement to read as follows:

“(ii) utilizes any of the Licensed Factory Know-How, the Licensed Structure Know-How or the Licensed Transport Know-How; or”

6.Amend Section 1.16 of the Exclusive License Agreement to read as follows:

“1.16“Third Party Infringement” means: (a) the manufacture, importation, export, use, offering for sale or lease, sale, lease or transfer of a product, by an unauthorized third party in the Licensed Territory, covered by an issued and unexpired claim of any issued Factory Patent or Structure Patent; (b) the manufacture, importation, export, use, offering for sale or lease, sale, lease or transfer in the Building Transport Field of a product, by an unauthorized third party in the Licensed Territory, covered by an issued and unexpired claim of any issued Transport Patent; (c) the utilization by an unauthorized third party of any Licensed Factory Know-How or Licensed Structure Know-How in the Licensed Territory; or (d) the use of any mark or name the same as or confusingly similar to any of the Licensed Trademarks by an unauthorized third party in the Licensed Territory.”

7.Add the following new Section 1.20 to the Exclusive License Agreement:

“1.20“Factory Patents” means (a) all United States and foreign patent applications and patents set forth in Exhibit A-3 hereto; (b) any and all United States and foreign patent applications that claim priority benefit of the filing date of any of the patents and patent applications identified in Exhibit A-3 hereto, including non-provisional applications, design patent applications, continuation, divisional  and continuation-in-part applications, applications filed pursuant to international convention or treaty, national stage applications, reissue applications and applications for  reexamination; and (c) any and all United States and foreign patents issuing on any patent application that is the subject of (a) or (b) above, together with any and all reissue applications, reissue patents, extensions, renewals, applications for reexamination and reexamination certificates for or based upon any such patent.”

8.Add the following new Section 1.21 to the Exclusive License Agreement:

1.21“Licensed Factory Know-How” means any and all proprietary and other technology, data, information and knowledge, patentable or not, copyrightable or not, acquired by Licensor under the Asset Assignment Agreement between 500 Group, Inc. and Licensor executed June 15, 2020, specifically relating to the manufacture in a factory facility of foldable building structures, including marketing plans, strategy and information, cost information, sales leads, drawings, renderings and designs.

9.Add the following new Subsection 2.1.6 to the Exclusive License Agreement:

“2.1.6Exclusive Factory Patents License. Licensor hereby grants to Licensee a sole and exclusive license under the Factory Patents to make, have made for it, import, export, use, offer for sale or lease, sell, lease and transfer Licensed Products in the Licensed Territory.

10.Add the following new Subsection 2.1.7 to the Exclusive License Agreement:

“2.1.7Exclusive Factory Know-How License. Licensor hereby grants to Licensee a sole and exclusive license to use the Licensed Factory Know-How in connection with the manufacture, importation, export, use, offering for sale or lease, sale, lease and transfer of Licensed Products in the Licensed Territory.”

11.Amend Section 2.7 of  the Exclusive License Agreement to read as follows:

“2.7No Disclosure Obligation; Confidentiality.  Nothing in this Agreement will be construed as imposing on Licensor any obligation to disclose to Licensee any technology, data, information or knowledge.  Licensee agrees not to disclose to any third party any confidential Licensed Factory Know-How, Licensed Structure Know-How or Licensed

Transport Know-How, except under sublicense as permitted in this Agreement or otherwise in writing by Licensor.”

12.Exhibit A-1 to the Exclusive License Agreement shall be and hereby is deemed to include all patents and patent applications set forth in Exhibit A-1 Amendment No. 1, which is attached to this Amendment No. 1.

13.Exhibit A-2 to the Exclusive License Agreement shall be and hereby is deemed to include all patents and patent applications set forth in Exhibit A-2 Amendment No. 1, which is attached to this Amendment No. 1.

14.Add to the Exclusive License Agreement the attached Exhibit A-3 Amendment No. 1, which shall be and hereby is deemed as if attached and fully set forth in the Exclusive License Agreement.

15.This Amendment No. 1 shall be and hereby is deemed effective, and shall be and hereby is deemed to apply, as of the Effective Date.  All other terms and conditions of the Exclusive License Agreement remain in full force and effect as set forth as of the Effective Date.

[Signature Page, Exhibit A-1 Amendment No. 1, Exhibit A-2 Amendment No. 1 and Exhibit A-3 Amendment No. 1 follow]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment No. 1 to Exclusive License Agreement as of the dates indicated below.

Licensor:

BUILD IP LLC

Name:

Title:

Dated:  ________________________

Licensee:

BOXABL INC.

Name:

Title:

Dated:  ________________________

Exhibit A-1 Amendment No. 1

Structure Patents

JURIS	TITLE	STATUS	APP. NO.	APP. DATE	PAT. NO.	PATENT DATE
US	Modular Prefabricated House	Patented	10/653,523	9/2/2003	8,474,194	7/2/2013
US	Modular Prefabricated House	Patented	13/900,579	5/23/2013	8,733,029	5/27/2014
CA	Modular Pre-Fabricated House	Patented	2,442,403	9/24/2003	2442403	12/2/2008
US	Customizable Transportable Structures and Components Therefor	Patented	16/143,598	9/27/2018	10,688,906	6/23/2020
US	Customizable Transportable Structures and Components Therefor	Patented	16/804,473	2/28/2020	10,829,029	11/10/2020
US	Customizable Transportable Structures and Components Therefor	Patented	15/931,768	5/14/2020	10,926,689	2/23/2021
PCT	Customizable Transportable Structures and Components Therefor	—	PCT/US18/53006	9/27/2018
EU	Customizable Transportable Structures and Components Therefor	Pending	18 864 413.2	4/30/2020
CA	Customizable Transportable Structures and Components Therefor	Patented	3,078,484	4/3/2020	3,078,484	7/13/2021
US	Foldable Building Structures with Utility Channels . . . .	Patented	16/786,130	2/10/2020	11,118,344	9/14/2021
US	Foldable Building Structures with Utility Channels . . . .	Pending	17/245,187	4/30/2021
PCT	Foldable Building Structures with Utility Channels . . . .	—	PCT/US20/17524	2/10/2020
AU	Foldable Building Structures with Utility Channels . . . .	Pending	2020221056	7/2/2021
CA	Foldable Building Structures with Utility Channels . . . .	Pending	3,129,693	8/9/2021
CN	Foldable Building Structures with Utility Channels . . . .	Pending	202080014606.4.	8/13/2021
EU	Foldable Building Structures with Utility Channels . . . .	Pending	20 755 992.3	9/14/2021

JP	Foldable Building Structures with Utility Channels . . . .	Pending	2021-547830	8/13/2021
MX	Foldable Building Structures with Utility Channels . . . .	Pending	MX/a/ 2021/0097120	8/12/2021
SA	Foldable Building Structures with Utility Channels . . . .	Pending	521422646	7/28/2021
US	Enclosure Component Perimeter Structures	Pending	16/786,202	2/10/2020
PCT	Enclosure Component Perimeter Structures	—	PCT/US20/17527	2/10/2020
CA	Enclosure Component Perimeter Structures	Pending	to be provided	8/9/2021
CN	Enclosure Component Perimeter Structures	Pending	202080014607.9	8/13/2021
EU	Enclosure Component Perimeter Structures	Pending	20 755 993.1	9/14/2021
JP	Enclosure Component Perimeter Structures	Pending	2021-547829	8/13/2021
US	Equipment . . . for Erecting a Transportable Foldable Building Structure	Pending	16/786,315	2/10/2020
PCT	Equipment . . . for Erecting a Transportable Foldable Building Structure	—	PCT/US20/17528	2/10/2020
US	Enclosure Component Sealing Systems	Pending	63/181,447	4/29/2021
US	Enclosure Component Edge Seal Systems	Pending	17/513,176	10/28/2021
US	Enclosure Component Compression Seal Systems	Pending	17/513,207	10/28/2021
US	Enclosure Component Shear Seal Systems	Pending	17/513,266	10/28/2021
PCT	Enclosure Component Sealing Systems	Pending	PCT/US21/56415	10/25/2021
US	Folding Beam Systems	Pending	63/188,101	5/13/2021
US	Foldable Transportable Buildings	Pending	63/192,349	5/24/2021
US	Sheet/Panel Design for Enclosure Component Manufacture	Pending	63/196,400	6/03/2021
US	Sheet/Panel Design for Enclosure Component Manufacture	Pending	17/504,883	10/19/2021
US	Wall Component Appurtenances	Pending	63/211,712	6/17/2021

Exhibit A-2 Amendment No. 1

Transport Patents

JURIS.	TITLE	STATUS	APP. NO.	APP. DATE	PAT. NO.	PATENT DATE
US	Wheeled Assembly for Item Transport	Patented	16/143,628	9/27/2018	11,007,921	5/18/2021
PCT	Wheeled Assembly for Item Transport	—	PCT/US18/53015	9/27/2018
Europe	Wheeled Assembly for Item Transport	Pending	18 863 822.5	4/30/2020
Canada	Wheeled Assembly for Item Transport	Allowed	3,078,486	4/3/2020

Exhibit A-3 Amendment No. 1

Factory Patents

JURIS.	TITLE	STATUS	APP. NO.	APP. DATE	PAT. NO.	PATENT DATE
US	Enclosure Component Fabrication Facility	Pending	63/136,268	1/12/2021